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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in the Registration Statement of Level 3 Communications, Inc. on Form S-3 of our report dated March 30, 1998, on our audit of the consolidated statements of operations, cash flows and changes in stockholders' equity of Level 3 Communications, Inc. (formerly Peter Kiewit Sons', Inc.) for the year ended December 27, 1997 which report is included in the 1999 Annual Report on Form 10-K of Level 3 Communications, Inc. We also consent to the reference to our firm under the caption "Experts".

                                           /s/ PricewaterhouseCoopers LLP

                                              PricewaterhouseCoopers LLP

Omaha, Nebraska
January 17, 2001